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                         PENWEST, LTD. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                  Quarter Ended
                                                   November 30
                                           ---------------------------

                                             1996              1995
                                           ----------       ----------
PRIMARY:

Net income                                 $1,407,000       $1,748,000
                                           ==========       ==========

Weighted average number of
       shares outstanding                   6,851,257        6,763,208

Net effect of dilutive stock options          141,801          280,252
                                           ----------       ----------

Adjusted shares outstanding                 6,993,058        7,043,460
                                           ==========       ==========

Earnings per share                         $     0.20       $     0.25
                                           ==========       ==========


FULLY DILUTED:

Net income                                 $1,407,000       $1,748,000
                                           ==========       ==========

Weighted average number of
       shares outstanding                   6,851,257        6,763,208

Net effect of dilutive stock options          141,801          308,166
                                           ----------       ----------

Adjusted shares outstanding                 6,993,058        7,071,374
                                           ==========       ==========

Earnings per share                         $     0.20       $     0.25
                                           ==========       ==========


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